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                                                                 Exhibit 10.12.2



           MEMORANDUM OF UNDERSTANDING DATED JANUARY 22, 1998 BETWEEN
                     THE COMPANY AND THERMO SOLUTIONS, INC.






                   INFORMATION PLACED IN BRACKETS [ ] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                  HAS BEEN FILED SEPARATELY WITH THE COMMISSION








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                           Memorandum of Understanding
                                     between
                            Frisby Technologies, Inc.
                                       and
                             Thermo Solutions, Inc.


                                January 22, 1998


The Parties hereto agree to revise the existing License Agreement between the Parties, dated May 22, 1996, in order to better reflect the specific product offerings of Thermo Solutions as well as to establish certain performance requirements under the License, subject to the provisions and understandings which follow:

1. Scope of License - Frisby grants Thermo Solutions an exclusive license through December 31, 1998 to make, use, and sell certain shipping and/or storage containers for temperature sensitive food products, as defined in Exhibit A (the "licensed products") incorporating the Technology worldwide. Thermo Solutions is further granted the rights to extend this exclusive license for two additional one year options, at it's sole discretion, by committing to the Annual Purchase Minimums in Section 5 herein by not later than September 30 of the preceding year. The Parties further agree that certain other products may be added to this Agreement, on a case by case basis, subject to the written mutual agreement of the Parties.

2. License Fee - In return for the exclusive License granted above, Thermo Solutions agrees to pay Frisby annual License Fee payments in accordance with the following schedule:

 June 30, 1998 [This information has been omitted in accordance with a
               Confidential Treatment Request and has been filed separately with the Commission.]

*June 30, 1999 [This information has been omitted in accordance with a
               Confidential Treatment *option years Request and has been filed separately with the Commission.]

*June 30, 2000 [This information has been omitted in accordance with a
               Confidential Treatment Request and has been filed separately with the Commission.]

In addition to the above fee(s), Thermo Solutions agrees to perform each of the following actions:

1. Design and produce at least one style of food storage or delivery container incorporating Thermasorb(R) or ComforTemp(R) as part of Thermo Solution's 1998 product line.

2. Aggressively promote the sale of these licensed products by, at a minimum:

         o prominently displaying the ComforTemp or Thermasorb based product at one or more appropriate industry trade shows in each year of the License;
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         o     prominently featuring ComforTemp, Thermasorb and their logos in at least one brochure, advertisement and piece of promotional literature that includes the Licensed product in each year of the License;

         o prominently displaying the ComforTemp or Thermasorb hangtag and/or mutually agreeable marking on all products sold containing
               ComforTemp:

3. Royalties - In addition to the above License fee(s), Thermo Solutions agrees to pay Frisby the following royalty [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] The royalties are to be paid to Frisby within thirty days following the end of each calendar quarter.

--------------------------------------------------------------------------------
1998                    [This information has been omitted in accordance with a
                        Confidential Treatment Request and has been filed
                        separately with the Commission.]
--------------------------------------------------------------------------------
1999 and thereafter     [This information has been omitted in accordance with a
                        Confidential Treatment Request and has been filed
                        separately with the Commission.]
--------------------------------------------------------------------------------

4. Sole Source Supply - The Parties hereto agree that Frisby will be sole source of supply for all ComforTemp foams and/or Thermasorb additives that may be required by Thermo Solutions, their subcontractors and/or affiliates to support all product development efforts and production requirements.

5. Purchase Minimums - In addition to any other amounts owed hereunder, Thermo Solutions agrees to the following Annual Purchase Minimums of Thermasorb or
ComforTemp:

          1998              2,000 lb.
         *1999             20,000 lb.
         *2000             50,000 lb.        *option years

For calculation purposes, 1 lb. of Thermasorb equals 1 yard of ComforTemp foam. The purchase orders shall reflect volume brackets, pricing, minimum purchase requirements and minimum delivery requirements in accordance with Frisby's then current price list.

6. Delivery of Product - In order to protect production lead times and customer requirements, Thermo Solutions shall maintain an adequate inventory of ComforTemp and Thermasorb on hand to support all order due within ninety (90) days. All POs will be issued to Frisby by Thermo Solutions not less than ninety
(90) days preceding Thermo Solutions' on-dock need dates.

7. Intellectual Property - All Technology licensed to Thermo Solutions under this Agreement remains the exclusive intellectual property of Frisby for the commercial life of the Technology. However, if the Parties jointly develop, or Thermo Solutions develops independently, patentable intellectual property related to the licensed Technology during the term of this License, then that Technology will become part of this Agreement with the License thereto granted to Thermo Solutions in accordance with the License provisions in effect at that time. Both Parties maintain their exclusive rights to previously developed technology or any intellectual property not related to the Technology independently developed by either party during the term of this License.


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8. Best Effort Support - Both Parties hereto agree to support new product development, new product introduction, promotion and sales of all licensed products incorporating the Technology with the best efforts of the Parties. This will include the active introduction and promotion of new products containing the Technology by Thermo Solutions, and the reasonable technical support by Frisby of Thermo Solutions products containing the Technology.


FRISBY TECHNOLOGIES, INC.                    THERMO SOLUTIONS, INC.


\s\ Greg Frisby                              \s\ Mark Krivoruchka
-----------------------------                -----------------------------------
Greg Frisby, Chairman and CEO                Mark Krivoruchka, President and CEO













                          Exhibit A - END-USE PRODUCTS


1. Insulated shipping and/or storage containers and container systems with dimensions between 0.5 cubic feet and 6 cubic feet, including container accessories related thereto, for temperature sensitive food products.